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                                                                   Exhibit 99.4

WESTINGHOUSE ELECTRIC CORPORATION
SPECIAL ITEMS INCLUDED IN RESULTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
(in millions except per share amounts) (unaudited)

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
                                                           NINE MONTHS ENDED                            NINE MONTHS ENDED
                                                              SEPT 30, 1996                               SEPT 30, 1995
                                                    PRE-TAX     AFTER-TAX     PER-SHARE          PRE-TAX    AFTER-TAX     PER-SHARE
                                                    AMOUNT        AMOUNT        IMPACT           AMOUNT       AMOUNT       IMPACT
                                                    ------      ---------     ---------          -------    ---------     --------

CONTINUING OPERATIONS:
Operating Profit:
   Restructuring                                    ($125)                                       ($77)
   Litigation matters                                (486)                                        (45)
   Impairment of assets                               (54)                                          -
   Environmental remediation activities              (175)                                          -
   Contract accounting adjustments                   (128)                                          -
   Other                                              (30)                                          -
                                                  -------                                       -----

        Total impact on operating profit             (998)          ($663)                       (122)         ($76)
                                                  -------                                       -----

Other income and expense:
   Gain on the sale of an investment                     -                                        115
   Loss on assets held for sale                      (152)                                          -
                                                  -------                                       -----

        Total impact on other income & exp.          (152)           (101)                        115            66
                                                  -------           -----                       -----         -----

        Total impact on Continuing Operations     ($1,150)           (764)       ($1.73)          ($7)          (10)         ($0.03)
                                                  =======                                       =====

DISCONTINUED OPERATIONS:
Estimated loss on disposal of WCI
  Communities, Inc.                                                     -                                       (76)
Estimated loss on disposal of
  environmental services business                                    (146)                                        -
Gain on disposal of the defense and
  electronic systems business and Knoll                             1,164                                         -
                                                                    -----                                     -----

        Net gain (loss) on disposal of businesses                   1,018          2.30                         (76)          (0.19)


EXTRAORDINARY ITEM:
Loss on early extinguishment of debt                                  (93)        (0.21)                          -               -
                                                                    -----         -----                       -----          ------

NET AMOUNT OF SPECIAL ITEMS                                          $161         $0.36                        ($86)         ($0.22)
                                                                    =====         =====                       =====          ======
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